As filed with the Securities and Exchange Commission on October 16, 2024

No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

The Real Brokerage Inc.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

701 Brickell Avenue, 17th Floor

Miami, Florida, 33131

646-859-2368

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, New York 10168

1-800-221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Alexandra Lumpkin, General Counsel

701 Brickell Avenue, 17th Floor

Miami, Florida, 33131

917-428-8617

David Boston, Esq.

Andrew Marmer, Esq.

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019

212-728-8000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED OCTOBER 16, 2024

Prospectus

The Real Brokerage Inc.

US$100,000,000 Common Shares Offered by the Company and

45,000,000 Common Shares Offered by the Selling Shareholders

The Real Brokerage Inc. (the “Company” or the “Registrant”) may use this prospectus, from time to time, to offer and sell up to an aggregate amount of US$100,000,000 of the Company’s common shares, no par value (“Common Shares”), and the selling shareholders named in this prospectus (the “Selling Shareholders”) may use this prospectus, from time to time, to offer and sell up to 45,000,000 Common Shares as described in this prospectus. The Common Shares will be offered in amounts, at prices and on terms to be determined at the time of their offering, which may be described in a supplement to this prospectus. We will not receive any proceeds from sales of our Common Shares by the Selling Shareholders.

This prospectus provides you with a general description of the Common Shares and the manner in which they may be sold. If necessary, the specific manner in which these securities may be offered and sold will be described in one or more supplements to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus, and any applicable prospectus supplement, before you invest in the securities registered hereunder.

We may offer and sell the Common Shares on a delayed or continuous basis through agents, underwriters, or dealers as designated from time to time, directly to purchasers, or through a combination of these methods. In addition, the Selling Shareholders may offer and sell our Common Shares from time to time. If any underwriters, dealers or agents are involved in the sale of any Common Shares, then, to the extent required, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See “Plan of Distribution.”

Our Common Shares are traded on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “REAX.” On October 15, 2024 the last reported sales price of the Common Shares was U.S.$5.40 per Common Share.

See “Risk Factors” on page 6 to read about factors you should consider before investing in our Common Shares.

Neither the Securities and Exchange Commission (the “SEC”) nor any state, provincial or territorial securities commission nor any other regulatory body has approved or disapproved of these Common Shares or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

There can be no assurance that United States investors will be able to enforce against the Company, its board of directors, officers or certain experts named herein who are residents of Canada or other countries outside the United States, any judgments in civil and commercial matters, including judgments under the federal securities laws. There is uncertainty with respect to whether a Canadian court would take jurisdiction on a matter of liability predicated solely upon United States federal securities laws, and uncertainty with respect to whether a Canadian court would enforce a foreign judgment on liabilities predicated upon the securities laws of the United States. See “Limitations on Enforcement of U.S. Laws Against the Company, Its Management and Others.”

The date of this prospectus is          , 2024.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may use this prospectus, from time to time, to offer and sell up to an aggregate amount of US$100,000,000 of Common Shares, and the Selling Shareholders may use this prospectus, from time to time, to offer and sell up to 45,000,000 Common Shares as described in this prospectus.

We will receive proceeds from the sale by us of any Common Shares offered by us but will not receive any proceeds from the sale by the Selling Shareholders of any Common Shares offered by them, as described in this prospectus. Neither we nor the Selling Shareholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement, or any applicable free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Shareholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Shareholders will make an offer to sell these Common Shares in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information incorporated herein by reference or to which we refer you in the section of this prospectus entitled “Where You Can Find More Information.” You should assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus and the information incorporated herein by reference contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

Unless the context indicates otherwise, the terms “Company,” “Registrant,” “we,” “us” and “our” refer to The Real Brokerage Inc.

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WHERE YOU CAN FIND MORE INFORMATION

In addition to the continuous disclosure obligations under the securities laws of the provinces and territories of Canada, we are subject to the informational reporting requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith file reports and other information with the SEC. Under a multi-jurisdictional disclosure system adopted by the United States and Canada, such reports and other information may be prepared in accordance with the disclosure requirements of the provincial and territorial securities regulatory authorities of Canada, which requirements are different from those of the United States. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers and directors are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. Our reports and other information filed with or furnished to the SEC are available, and reports and other information filed or furnished in the future with or to the SEC will be available, to the public over the Internet free of charge from the SEC’s EDGAR System (http://www.sec.gov). Information about us is also available on our website at www.onereal.com. All Internet references in this prospectus are inactive textual references and we do not incorporate website contents into this prospectus. Our reports and other information filed with or furnished to the Canadian provincial and territorial securities regulators are available on SEDAR+ at www.sedarplus.ca.

We have filed with the SEC, under the Securities Act of 1933 (the “Securities Act”), a registration statement on Form F-3 with respect to the securities offered by this prospectus. This prospectus forms a part of that registration statement.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded to constitute a part of this prospectus.

The following documents or information are incorporated by reference into this prospectus:

●	our Annual Report on Forms 40-F and 40-F/A for the year ended December 31, 2023 (our “Annual Report”) filed with the SEC on March 14, 2024 and July 15, 2024 (Accession Nos.: 0001493152-24-009989 and 0001493152-24-027887);

●	our Report on Form 6-K for the month of April 2024, containing our press release “The Real Brokerage Inc. Announces Settlement Agreement in Class Action Litigation” dated April 8, 2024, furnished with the SEC on April 8, 2024 (Accession No.: 0001062993-24-008129);

●	our Report on Form 6-K for the month of April 2024, containing our Code of Business Conduct and Ethics, furnished with the SEC on April 8, 2024 (Accession No.: 0001062993-24-008158);

●	our Report on Form 6-K for the month of April 2024, containing our Material Change Report dated April 9, 2024, furnished with the SEC on April 10, 2024 (Accession No.: 0001062993-24-008229);

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●	our Report on Form 6-K for the month of April 2024, containing the management information circular dated April 4, 2024, in respect of the Company’s 2024 annual general meeting held on May 31, 2024, furnished with the SEC on April 26, 2024 (Accession No.: 0001062993-24-008831);

●	our Report on Form 6-K for the month of May 2024, containing our unaudited condensed consolidated interim financial statements for the period ended March 31, 2024 (our “2024 First Quarter Report”), furnished with the SEC on May 7, 2024 (Accession No.: 0001062993-24-009484), other than Exhibit 99.5 thereto;

●	our Report on Form 6-K for the month of May 2024, containing our press release “The Real Brokerage Inc. Renews Normal Course Issuer Bid, Authorizing Share Repurchases” dated May 14, 2024, furnished with the SEC on May 15, 2024 (Accession No.: 0001062993-24-010276);

●	our Report on Form 6-K for the month of May 2024, containing our Material Change Report dated May 17, 2024, furnished with the SEC on May 28, 2024 (Accession No.: 0001062993-24-011314);

●	our Report on Form 6-K for the month of June 2024, containing our Report of Voting Results, furnished with the SEC on June 4, 2024 (Accession No.: 0001062993-24-011703); and

●	our Report on Form 6-K for the month of August 2024, containing our unaudited condensed consolidated interim financial statements for the period ended June 30, 2024 (our “2024 Second Quarter Report”), furnished with the SEC on August 7, 2024 (Accession No.: 0001493152-24-030486), other than Exhibit 99.5 thereto.

In addition, we will incorporate by reference into this prospectus all documents that we file under Section 13(a) or 15(d) of the Exchange Act and, to the extent, if any, we designate therein, reports on Form 6-K we furnish to the SEC after the date of this prospectus and prior to the termination of any offering contemplated in this prospectus.

If you make a request for such information in writing or by telephone, we will provide you, without charge, a copy of any or all of the information incorporated by reference into this prospectus. Any such request should be directed to:

The Real Brokerage Inc.

701 Brickell Avenue, 17th Floor

Miami, Florida, 33131

(646) 859-2368

Attention: Alexandra Lumpkin

All documents incorporated by reference, or to be incorporated by reference, have been filed with or furnished to, or will be filed with or furnished to, the SEC, and are or will be available from the SEC’s EDGAR System at www.sec.gov.

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PRESENTATION OF FINANCIAL INFORMATION

We maintain our financial books and records, and prepare our consolidated financial statements, including comparative information, in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board. Pursuant to SEC rules, we are permitted to present our financial statements in accordance with IFRS without a reconciliation to U.S. generally accepted accounting principles (“GAAP”). As a result, certain financial information included in or incorporated by reference in this prospectus may not be comparable to financial information prepared by companies in the United States reporting under U.S. GAAP.

CAUTIONARY STATEMENT WITH RESPECT TO FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference may contain and refer to certain forward-looking statements with respect to our financial condition, results of operations and business. These statements may constitute “forward-looking information” and “forward-looking statements” under applicable Canadian and United States securities laws (collectively, “forward-looking statements”). These forward-looking statements typically include the words “anticipate,” “believe,” “consider,” “estimate,” “expect,” “forecast,” “intend,” “objective,” “plan,” “predict,” “projection,” “seek,” “strategy,” “target,” “outlook,” “will,” “should,” “could” or other words of similar meaning, as well as statements written in the future tense. Forward-looking statements contained herein may include opinions or beliefs regarding market conditions and similar matters. In many instances, those opinions and beliefs are based upon general observations by members of our management, anecdotal evidence and our experience in the conduct of our businesses, without specific investigations or analyses. Therefore, while they reflect our view of the industries and markets in which we are involved, they should not be viewed as reflecting verifiable views or views that are necessarily shared by all who are involved in those industries or markets. These statements concern expectations, beliefs, projections, plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Without limitation, this prospectus and any accompanying prospectus supplement may contain forward-looking statements pertaining to the following:

●	the Company’s capital and organizational structure;
●	the Company’s expected working capital;
●	the Company’s business plans and strategies including targets for future growth;
●	the development of the Company’s business;
●	the real estate industry;
●	expectations regarding the development and launch of new technologies;
●	expectations with respect to future opportunities;
●	capital expenditure programs and future capital requirements;
●	supply and demand fundamentals for services of the Company;
●	the Company’s plans and funding for planned development activities and the expected results of such activities;
●	the Company’s treatment under governmental and international regulatory regimes;
●	the Company’s access to capital and overall strategy and development plans for all of the Company’s assets; and
●	the business and strategic plans of the Company.

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The forward-looking statements reflect our current views about future events and are subject to risks, uncertainties and assumptions. We wish to caution readers that certain important factors may have affected and could in the future affect our actual results and could cause actual results to differ significantly from what is anticipated by our forward-looking statements. The most important factors that could cause actual results to differ materially from those anticipated by our forward-looking statements include, but are not limited to: the impact of macroeconomic conditions on the strength of the residential real estate market; an extended slowdown in some or all of the real estate markets in which we operate; the future operational and financial activities of the Company generally; fluctuations in foreign currency exchange rates, interest rates, business prospects and opportunities; the impact of inflation or a higher interest rate environment; reduced availability or increased cost of mortgage financing for homebuyers; increased interest rates or increased competition in the mortgage industry; our inability to successfully execute our strategies, including our strategy regarding a consumer facing application and Real Wallet, and our strategy to grow our ancillary mortgage broker and title operations; the possibility that we will incur nonrecurring costs that affect earnings in one or more reporting periods; the impact of the industry antitrust litigation on the industry generally and specifically to us with respect to the lawsuit in which we were named, as well as potential future lawsuits in which we are named; increased legal and financial compliance requirements and costs in connection with being a public company and expected loss of “emerging growth company” status; a reduction in customary commission rates and reduction in the Company’s gross commission income collection; new laws or regulatory changes that adversely affect the profitability of our businesses; risks related to information technology failures or data security breaches; the effect of cybersecurity incidents and threats; our inability to retain agents, or maintain our agent growth rate; the regulatory framework governing intellectual property in the jurisdictions in which the Company conducts its business and any other jurisdictions in which the Company may conduct its business in the future; the Company’s inability to comply with the regulatory bodies governing its activities; the impact of competition on the Company; the effects of weather conditions and natural disasters on our business and financial results; the effects of public health issues such as a major epidemic or pandemic that could have a negative impact on the economy and on our businesses; the effects of negative publicity; our ability to successfully estimate the impact of certain accounting and tax matters, including related to transfer pricing; changes in law that have a negative impact on our business; and our ability to successfully estimate the impact of regulatory and litigation matters.

The foregoing list of assumptions is not exhaustive. Actual results could differ materially from those anticipated in forward-looking statements as a result of various events and circumstances, including, among other things, the risk factors identified under the heading “Risks Factors.”

Should one or more of these risks or uncertainties materialize, or should assumptions underlying the forward-looking information prove incorrect, actual results, performance or achievement may vary materially from those expressed or implied by the forward-looking information contained in this prospectus and any accompanying prospectus supplement. These factors should be carefully considered and readers are cautioned not to place undue reliance on forward-looking information, which speaks only as of the date of this prospectus and any accompanying prospectus supplement. All subsequent forward-looking information of the Company herein is expressly qualified in its entirety by the cautionary statements contained in or referred to herein. The Company does not undertake any obligation to release publicly any revisions to this forward-looking information to reflect events or circumstances that occur after the date of this prospectus and any accompanying prospectus supplement or to reflect the occurrence of unanticipated events, except as may be required under applicable Canadian and United States securities laws.

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SUMMARY

This summary highlights information contained elsewhere in this prospectus and should be read together with the information contained in other parts of this prospectus, any prospectus supplement and the documents we incorporate by reference. It may not contain all the information that may be important to you. You should carefully read this prospectus, any applicable prospectus supplement and the documents referred to in “Where You Can Find More Information” and “Documents Incorporated by Reference” for more information about us, including our financial statements.

Our Company

We are a growing real estate technology company located in the United States and Canada. As a licensed real estate brokerage, our revenue is generated primarily by processing real estate transactions which entitle us to commissions. We pay a portion of our commission revenue to real estate agents that are affiliated with us. We are taking a first principles approach to redefining the role of a real estate brokerage in the lives of agents and within the broader housing ecosystem. We focus on developing technology to enhance real estate agent performance while building a scalable, efficient brokerage operation that allows for technologically supported brokerage oversight that is not dependent on a cost-heavy brick and mortar presence in the markets in which we operate. Our goal is to establish ourselves as the destination brokerage for agents, by offering an unmatched combination of technology, support, and financial incentives. Our vision is to transform home buying under the guidance of an agent through an integrated consumer application, while growing our ancillary services, including mortgage broker and title insurance services. In addition, we plan to expand our suite of tools and products tailored for agents, including Real branded financial products.

We have grown our presence to all 50 states and the District of Columbia. In 2021, we launched operations in Alberta, Canada, and currently have operations in four Canadian provinces. As of October 4, 2024, over 21,967 real estate agents were affiliated with the Company or its subsidiaries, an increase of more than 8,000 agents since the end of 2023.

Corporate Information

The Real Brokerage Inc. (formerly ADL Ventures Inc.) was incorporated under the laws of the Business Corporations Act (British Columbia) (“BCBCA”) on February 27, 2018, and was a capital pool company. On June 5, 2020, ADL Ventures Inc. acquired all of the issued and outstanding common shares of Real Technology Broker Ltd., a private corporation incorporated under the laws of Israel, and changed its name to The Real Brokerage Inc. On June 15, 2021, the Common Shares commenced trading on the Nasdaq under the trading symbol “REAX.” The Company’s principal executive office is located at 701 Brickell Avenue, 17th Floor, Miami, Florida, 33131 and our registered office is located at 550 Burrard Street, Suite 2300, Bentall 5, Vancouver, British Columbia, V6C 2B5, Canada. The Company is a “reporting issuer” in all the provinces and territories of Canada (the “Reporting Jurisdictions”).

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As an emerging growth company, we may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

●	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 (“SOX”); and

●	reduced disclosure obligations regarding executive compensation in our periodic reports and other filings and exemptions from the requirements of holding a non-binding advisory vote on executive compensation, including golden parachute compensation.

We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (ii) December 31, 2026; (iii) the date on which we have issued more than $1.0 billion in non-convertible debt during the previous three years; and (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC, which means the market value of our Common Shares that are held by non-affiliates equals or exceeds $700,000,000 as of the last business day of our most recently completed second fiscal quarter.

Implications of Being a Foreign Private Issuer

We are also considered a “foreign private issuer.” Accordingly, we report under the Exchange Act, as a non-U.S. company with foreign private issuer status. This means that, even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer if, as of the last business day of our then most recently completed second fiscal quarter, (i) more than 50% of our outstanding voting securities are owned by U.S. residents and (ii) a majority of our directors or executive officers are U.S. citizens or residents, or we fail to meet additional requirements necessary to avoid the loss of foreign private issuer status.

In this prospectus and in the documents and information incorporated by reference in this prospectus, we have taken advantage of certain of the reduced reporting requirements as a result of being an emerging growth company and a foreign private issuer. Accordingly, the information contained in this prospectus and in the documents incorporated by reference in this prospectus may be different than the information you receive from other public companies in which you hold equity securities.

Additional information with respect to our businesses is included in the documents incorporated by reference into this prospectus. See “Documents Incorporated by Reference.”

RISK FACTORS

Investment in these Common Shares is subject to various risks. Before deciding whether to invest in any Common Shares, you should consider carefully the risks described in the documents incorporated by reference in this prospectus (including subsequently filed documents incorporated by reference) and, if applicable, those described in a prospectus supplement relating to a specific offering of Common Shares. You should consider the categories of risks identified and discussed in the management’s discussion and analysis of financial condition and results of operations included in our Annual Report, our 2024 First Quarter Report and our 2024 Second Quarter Report, including those summarized under “Cautionary Statement with respect to Forward-Looking Statements.” The following risk factors are additional to the risk factors referenced in the prior sentence.

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If we fail to maintain an effective system of internal controls, our ability to produce timely and accurate financial statements or comply with applicable regulations could be impaired.

As a public company and foreign private issuer, we are subject to many of the reporting requirements of the Exchange Act, SOX, the securities laws of the Reporting Jurisdictions and the rules and regulations of the listing standards of Nasdaq. We expect that the requirements of these rules and regulations will continue to increase our legal, accounting, and financial compliance costs, make some activities more difficult, time-consuming, and costly, and place significant strain on our personnel, systems, and resources. In particular, in connection with the Company’s loss of “emerging growth company” status, which is expected to occur by the end of 2024, we have incurred, and expect to continue, to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of SOX, which involve annual assessments of a company’s internal controls over financial reporting as well as annual independent registered public accounting firm attestation report on our internal controls over financial reporting. SOX requires, among other things, that we maintain effective disclosure controls and procedures and internal controls over financial reporting. We are continuing to develop and refine our disclosure controls and other procedures that are designed to ensure that information required to be disclosed by us in the reports that we will file with the SEC is recorded, processed, summarized, and reported within the time periods specified in SEC rules and forms, and that information required to be disclosed in reports under the Exchange Act is accumulated and communicated to our principal executive and financial officers. Our current controls and any new controls that we develop may become inadequate because of changes in conditions and rapid growth of our business.

Any failure to develop or maintain effective controls or any difficulties encountered in their implementation or improvement could harm our results of operations or cause us to fail to meet our reporting obligations and may result in a restatement of our financial statements for prior periods. Any failure to implement and maintain effective internal controls over financial reporting also could adversely affect the results of periodic management evaluations and annual independent registered public accounting firm attestation reports. Ineffective disclosure controls and procedures and internal controls over financial reporting could also cause investors to lose confidence in our reported financial and other information, which could have a negative effect on the trading price of our Common Shares. In addition, if we are unable to continue to meet these requirements, we may not be able to remain listed on Nasdaq.

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We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses to us.

We are a foreign private issuer, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. In the future, we would lose our foreign private issuer status if, as of the last business day of our then most recently completed second fiscal quarter, (i) more than 50% of our outstanding voting securities are owned by U.S. residents and (ii) a majority of our directors or executive officers are U.S. citizens or residents, or we fail to meet additional requirements necessary to avoid the loss of foreign private issuer status. If we lose our foreign private issuer status, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to comply with U.S. federal proxy requirements, and our executive officers, directors and 10% shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. As a U.S. listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting and other expenses that we do not incur as a foreign private issuer.

OFFER STATISTICS AND EXPECTED TIMETABLE

We will set forth in a prospectus supplement or other offering materials any required description of the offer statistics and expected timetable of any offering of Common Shares which may be offered under this prospectus. Such prospectus supplement or any other offering materials may also add, update or change information contained in this prospectus. You should carefully read this prospectus, any prospectus supplement or other offering materials before you invest in any of our Common Shares.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization and indebtedness will be set forth in a prospectus supplement to this prospectus or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

USE OF PROCEEDS

The use of proceeds from any offering of Common Shares by us will be set forth in a prospectus supplement to this prospectus or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

Any Common Shares offered by the Selling Shareholders pursuant to this prospectus or any prospectus supplement will be sold by each Selling Shareholder for its account. We would not receive any of the proceeds from these sales. Each Selling Shareholder will pay any underwriting fees, discounts and selling commissions and transfer taxes incurred by it in disposing of its Common Shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel, the counsel of certain selling shareholders and our independent registered public accountants.

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SELLING SHAREHOLDERS

This prospectus relates to the possible resale by the Selling Shareholders of up to 45,000,000 of our Common Shares. The Selling Shareholders may from time to time offer and sell any or all of the Common Shares set forth below pursuant to this prospectus. When we refer to the “Selling Shareholders” in this prospectus, we mean those shareholders described in this section, and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the Selling Shareholders’ interest in Common Shares other than through a public sale.

In June 2020, ADL Ventures Inc., a capital pool company with shares then listed for trading on the TSX Venture Exchange, acquired all of the issued and outstanding common shares of Real Technology Broker Ltd., a private corporation incorporated under the laws of Israel, and changed its name to The Real Brokerage Inc. The Selling Shareholders are (i) Insight Holdings Group, LLC, as noted in the table below; (ii) certain shareholders who acquired their Common Shares from treasury of ADL Ventures Inc. prior to the completion of the acquisition of all of the issued and outstanding common shares of Real Technology Broker Ltd.; (iii) certain shareholders who received Common Shares of the Company in exchange for their shares of Real Technology Broker Ltd.; and (iv) certain shareholders who are or were directors or officers of the Company and acquired their Common Shares upon exercise or vesting, as applicable, of options and restricted share units of the Company.

The following table sets forth, as of the date of this prospectus, the name of certain Selling Shareholders and the aggregate amount of Common Shares that such Selling Shareholders may offer pursuant to this prospectus. The percentage of Common Shares owned by the Selling Shareholders both prior to and following the offering of the Common Shares pursuant to this prospectus, is based on 197,753,645 Common Shares outstanding as of October 4, 2024 and does not take into account any Common Shares issued by us pursuant to this prospectus.

The following table assumes that each Selling Shareholder will sell all of the Common Shares owned by it. We cannot advise you as to whether any Selling Shareholder will in fact sell any or all of such Common Shares. See “Plan of Distribution.”

	Ownership Before the Offering			Ownership After Sale of Maximum Number of Common Shares in the Offering
Name and Address of Beneficial Owner	Number of Common Shares	Percentage of Outstanding Common Shares	Number of Common Shares Covered by This Registration Statement	Number of Common Shares	Percentage of Outstanding Common Shares
Insight Holdings Group, LLC (1)	34,697,392	17.55%	34,697,392	0	0.00%
Other Selling Shareholders (2)	10,302,608	5.21%	10,302,608	0	0.00%

(1)	Comprised of 15,749,528 Common Shares held by Insight Partners (Cayman) XI, L.P., 2,010,944 Common Shares held by Insight Partners (Delaware) XI, L.P., 1,868,000 Common Shares held by Insight Partners (EU) XI, S.C.Sp, 329,944 Common Shares held by Insight Partners XI (Co-Investors) (B), L.P., 239,384 Common Shares held by Insight Partners XI (Co-Investors), L.P., 14,375,896 Common Shares held by Insight Partners XI, L.P. and 123,696 Common Shares owned by Insight Venture Management, LLC, including 30,945 Common Shares issuable upon settlement of restricted stock units that vest on May 31, 2025. The address of the principal business and principal office of Insight Holdings Group, LLC is 1114 Avenue of the Americas, 36th Floor, New York, New York 10036.

(2)	If and when there are possible resales by other selling shareholder(s) from time to time pursuant to this prospectus, the name and address of, and aggregate amount beneficially owned by, such additional selling shareholder will be identified in a prospectus supplement to be filed prior to any resale of Common Shares by such selling shareholder. The prospectus supplement will also include any other information required by Item 507 or Regulation S-K.

DESCRIPTION OF SHARE CAPITAL

We are a company incorporated under the BCBCA. The following is a summary of some of the terms of our Common Shares based on our notice of articles (“Notice of Articles”) and articles (“Articles”), each of which have been filed as an exhibit to the registration statement, and the BCBCA. The following summary is subject to, and is qualified in its entirety by reference to, the provisions of our Notice of Articles and Articles. You may obtain copies of our Notice of Articles and Articles described under “Where You Can Find More Information” and “Documents Incorporated by Reference” in this prospectus.

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Type and Class of Securities

Our authorized share structure consists of an unlimited number of Common Shares, without par value. As of October 4, 2024, we had 197,753,645 Common Shares issued and outstanding.

Our Common Shares are listed on Nasdaq under the symbol “REAX.”

Common Shares

Shareholder Meetings and Voting

A holder of Common Shares is entitled to notice of and to attend all shareholders’ meetings, and is entitled to one vote for each Common Share held.

Size of Board of Directors

The number of directors on our board of directors must be at least three at all times if the Company is a public company. All directors are elected by shareholders at each annual meeting of the Company’s shareholders, and all directors hold office for a term expiring at the close of the next annual meeting or until their respective successors are elected or appointed.

Dividends

The holders of Common Shares will be entitled to receive dividends if, as and when declared by the board of directors of the Company.

Liquidation Rights

In the event of our liquidation, dissolution or winding up, the holders of Common Shares will be entitled to receive a proportionate share, on a per share basis, of the assets of the Company available for distribution.

Preemptive, Subscription, Redemption and Conversion Rights

The holders of Common Shares have no preemptive, subscription, redemption or conversion rights.

Shareholder Registration Rights

We have entered into the Registration Rights Agreement, dated as of December 2, 2020, with certain investors party thereto (such investors, the “Insight Investors”) (the “Registration Rights Agreement”), pursuant to which such Insight Investors, which are also Selling Shareholders, have certain customary registration rights. The Insight Investors may request to sell all or any portion of their “registrable securities” in an underwritten offering, however, the Company will not be required to undertake an underwritten offering if we have undertaken an underwritten offering within 180 days of such request. Further, the Company will not be required to effect more than two of such registrations.

MATERIAL INCOME TAX CONSEQUENCES

Canadian Taxation

The following is a summary of the material Canadian federal income tax consequences under the Income Tax Act (Canada) and the regulations thereto (collectively, the “Canadian Tax Act”) generally applicable as of the date hereof to the acquisition, holding and disposition of Common Shares by a purchaser who acquires the Common Shares as beneficial owner at the time of their issuance pursuant to this prospectus and who for the purposes of the Canadian Tax Act and any applicable income tax treaty and at all relevant times: (a) is neither resident nor deemed to be resident in Canada; (b) deals at arm’s length and is not affiliated with the Company; (c) acquires and holds the Common Share as capital property; and (d) does not use or hold and is not deemed to use or hold the Common Share in, or in the course of, carrying on a business in Canada (a “Non-Resident Holder”). This summary does not apply to a Non-Resident Holder that carries on an insurance business in Canada and elsewhere or that is an authorized foreign bank (as defined in the Canadian Tax Act) and such holders should consult their own tax advisors.

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This summary is based upon the current provisions of the Canadian Tax Act and an understanding of the current administrative policies and assessing practices published in writing by the Canada Revenue Agency (“CRA”) prior to the date hereof. This summary takes into account all specific proposals to amend the Canadian Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Proposals”) and assumes that all Proposals will be enacted in the form currently proposed. However, no assurance can be given that the Proposals will be enacted as proposed or at all. This summary does not otherwise take into account any changes in law or in administrative policies or assessing practices of the CRA, whether by legislative, administrative or judicial action, nor does it take into account any provincial, territorial or foreign income tax legislation or considerations, which may differ from those discussed herein.

For the purposes of the Canadian Tax Act, all amounts not otherwise expressed in Canadian dollars must generally be converted into Canadian dollars based on the exchange rate as quoted by the Bank of Canada for the applicable day or such other rate of exchange acceptable to the Minister of National Revenue (Canada).

This summary is of a general nature only and is not intended to be legal or tax advice to any particular Non-Resident Holder. This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, Non-Resident Holders should consult their own tax advisors with respect to their particular circumstances.

Canadian federal income tax consequences applicable to Common Shares may be described particularly when such Common Shares are offered in the applicable prospectus supplement or pricing supplement related thereto and, in that event, the comments following will be superseded in such prospectus supplement or pricing supplement to the extent indicated therein.

Common Shares

Dividends. Dividends paid or credited or deemed to be paid or credited to a Non-Resident Holder on Common Shares, will be subject to Canadian non-resident withholding tax of 25% but such rate may be reduced under the terms of an applicable income tax treaty.

Dispositions. A Non-Resident Holder will not be subject to tax under the Canadian Tax Act on any capital gain realized on a disposition or deemed disposition of any Common Shares unless such shares constitute “taxable Canadian property” to the Non-Resident Holder for purposes of the Canadian Tax Act at the time of their disposition, and such Non-Resident Holder is not entitled to relief pursuant to the provisions of an applicable income tax treaty. Generally, the Common Shares will not constitute taxable Canadian property to a Non-Resident Holder provided that they are listed on a designated stock exchange (which currently includes Nasdaq, the Toronto Stock Exchange and the New York Stock Exchange) at the time of the disposition, unless, at any particular time during the 60 month period that ends at that time, the following conditions are met concurrently: (i) one or any combination of (a) the Non-Resident Holder, (b) persons with whom the Non-Resident Holder did not deal at arm’s length, or (c) partnerships in which the Non-Resident Holder or a person described in (b) holds a membership interest directly or indirectly through one or more partnerships, owned 25% or more of the issued shares of any class or series of the Company’s share capital and (ii) more than 50% of the fair market value of the Common Shares was derived directly or indirectly from one or any combination of (a) real or immovable property situated in Canada, (b) Canadian resource properties (as defined in the Canadian Tax Act), (c) timber resource properties (as defined in the Canadian Tax Act), and (d) an option in respect of, or an interest in, or for civil law rights in, any of the foregoing property, whether or not the property exists. Notwithstanding the foregoing, a Common Share may be deemed to be “taxable Canadian property” in certain other circumstances. Non-Resident Holders whose Common Shares may constitute taxable Canadian property should consult their own tax advisors with respect to their particular circumstances.

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United States Taxation

The following is a summary of the material U.S. federal income tax consequences that could be applicable to the acquisition, ownership and disposition of the Common Shares being offered by a U.S. Holder (as defined below). This description only applies to Common Shares held as capital assets within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”).

This summary does not address, except as set forth below, aspects of U.S. federal income taxation that may be applicable to U.S. Holders that are subject to special tax rules, such as:

●	financial institutions;

●	insurance companies;

●	real estate investment trusts;

●	regulated investment companies;

●	grantor trusts;

●	tax-exempt organizations;

●	persons that will own Common Shares through partnerships or other pass-through entities;

●	dealers or traders in Common Shares or currencies;

●	certain former citizens or long-term residents of the United States;

●	holders subject to special tax accounting rules under Section 451(b) of the Code;

●	holders that will hold a Common Share as part of a position in a straddle or as part of a hedging, conversion or integrated transaction for U.S. federal income tax purposes;

●	holders that will hold or sell Common Shares as part of a wash sale for U.S. federal income tax purposes;

●	holders that actually or constructively own 10% or more of the combined voting power of our voting stock or of the total value of our stock; or

●	holders that have a functional currency other than the U.S. dollar.

This summary does not address the U.S. federal estate and gift tax, alternative minimum tax, or Medicare tax consequences of the acquisition, ownership or disposition of the Common Shares. This summary only addresses the U.S. federal income tax treatment of holders that acquire Common Shares as part of the initial distribution at their issue price.

Each prospective purchaser should consult its tax advisor with respect to the U.S. federal, state, local and non-U.S. tax consequences of acquiring, owning and disposing of the Common Shares and any consequences arising on account of the purchaser’s particular circumstances.

This summary is based on the Code, existing and proposed U.S. Treasury Regulations, administrative pronouncements and judicial decisions, as well as on the income tax treaty between the United States of America and Canada (the “Treaty”), each as available and as of the date hereof. All of the foregoing are subject to change, possibly with retroactive effect, or differing interpretations which could affect the tax consequences described herein.

For purposes of this summary, a “U.S. Holder” is a beneficial owner of Common Shares who for U.S. federal income tax purposes is any of the following:

●	an individual citizen or resident of the United States;

●	a corporation (or any other entity that is treated as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States or any state thereof, including the District of Columbia;

●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust (1) that validly elects to be treated as a U.S. person for U.S. federal income tax purposes or (2) (a) the administration over which a U.S. court can exercise primary supervision and (b) all of the substantial decisions of which one or more U.S. persons have the authority to control.

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If a partnership (or any other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds the Common Shares, the tax treatment of the partnership and a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Such partner or partnership should consult its own tax advisor regarding the U.S. federal income tax consequences of the purchase, ownership and disposition of the Common Shares.

Tax Consequences to U.S. Holders of Common Shares

This subsection discusses tax consequences relevant to the purchase, ownership and disposition of our Common Shares.

The tax treatment of your Common Shares will depend in part on whether or not we are classified as a passive foreign investment company (“PFIC”) for United States federal income tax purposes. Except as discussed below under “—PFIC Rules,” this discussion assumes that we are not classified as a PFIC for United States federal income tax purposes.

Taxation of Distributions

Under the United States federal income tax laws, the gross amount of any distribution we pay out of our current or accumulated earnings and profits (as determined for United States federal income tax purposes), other than certain pro rata distributions of our Common Shares, will be treated as a dividend that is subject to United States federal income taxation. If you are a noncorporate U.S. Holder, dividends that constitute qualified dividend income will be taxable to you at the preferential rates applicable to long-term capital gains provided that you hold the Common Shares for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date and meet other holding period requirements. Dividends we pay with respect to the Common Shares generally will be qualified dividend income if, in the year that you receive the dividend, either the Common Shares are readily tradable on an established securities market in the United States or we are eligible for the benefits of the Treaty. Our Common Shares are listed on Nasdaq and we believe that we are currently eligible for the benefits of the Treaty. We therefore expect that dividends on the Common Shares will be qualified dividend income.

You must include any Canadian tax withheld from the dividend payment in this gross amount even though you do not in fact receive it. The dividend is taxable to you when you receive the dividend, actually or constructively. The dividend will not be eligible for the dividends-received deduction generally allowed to United States corporations in respect of dividends received from other United States corporations. Distributions in excess of current and accumulated earnings and profits, as determined for United States federal income tax purposes, will be treated as a non-taxable return of capital to the extent of your basis in the Common Shares and thereafter as capital gain.

Subject to certain limitations, the Canadian tax withheld in accordance with the Treaty and paid over to Canada will be creditable or deductible against your United States federal income tax liability. Special rules apply in determining the foreign tax credit limitation with respect to dividends that are subject to the preferential tax rates. To the extent a refund of the tax withheld or a reduction of the applicable withholding rate is available to you under Canadian law or under the Treaty, the amount of tax withheld that is refundable or that could have been reduced will not be eligible for credit against your United States federal income tax liability.

Dividends will generally be income from sources outside the United States and will generally be “passive” income for purposes of computing the foreign tax credit allowable to you.

Sale or Exchange of Common Shares

Subject to the PFIC rules described below, if you are a U.S. Holder and you sell or otherwise dispose of your Common Shares, you will recognize capital gain or loss for United States federal income tax purposes equal to the difference between the U.S. dollar value of the amount that you realize and your tax basis, determined in U.S. dollars, in your Common Shares. Capital gain of a noncorporate U.S. Holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations. The gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes.

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PFIC Rules

We believe that our Common Shares should not currently be treated as stock of a PFIC for United States federal income tax purposes, and we do not expect to become a PFIC in the foreseeable future. However, this conclusion is a factual determination that is made annually and thus may be subject to change. It is therefore possible that we could become a PFIC in a future taxable year. Any subsequent determinations that we make with respect to our PFIC status will be discussed in an applicable supplement.

In general, if you are a U.S. Holder, we will be a PFIC with respect to you if for any taxable year in which you held our Common Shares:

●	at least 75% of our gross income for the taxable year is passive income; or

●	at least 50% of the value, determined on the basis of a quarterly average, of our assets is attributable to assets that produce or are held for the production of passive income.

Passive income generally includes dividends, interest, royalties, rents (other than certain rents and royalties derived in the active conduct of a trade or business), annuities and gains from assets that produce passive income. If a foreign corporation owns at least 25% by value of the stock of another corporation, the foreign corporation is treated for purposes of the PFIC tests as owning its proportionate share of the assets of the other corporation, and as receiving directly its proportionate share of the other corporation’s income.

If we are treated as a PFIC, and you are a U.S. Holder that did not make a mark-to-market election, as described below, you will generally be subject to special rules with respect to:

●	any gain you realize on the sale or other disposition of your Common Shares; and

●	any excess distribution that we make to you (generally, any distributions to you during a single taxable year, other than the taxable year in which your holding period in the Common Shares begins, that are greater than 125% of the average annual distributions received by you in respect of the Common Shares during the three preceding taxable years or, if shorter, your holding period for the Common Shares that preceded the taxable year in which you receive the distribution).

Under these rules:

●	the gain or excess distribution will be allocated ratably over your holding period for the Common Shares;

●	the amount allocated to the taxable year in which you realized the gain or excess distribution or to prior years before the first year in which we were a PFIC with respect to you will be taxed as ordinary income;

●	the amount allocated to each other prior year will be taxed at the highest tax rate in effect for that year; and

●	the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such year.

Special rules apply for calculating the amount of the foreign tax credit with respect to excess distributions by a PFIC.

If we are a PFIC in a taxable year and our Common Shares are treated as “marketable stock” in such year, you may make a mark-to-market election with respect to your Common Shares. If you make this election, you will not be subject to the PFIC rules described above. Instead, in general, you will include as ordinary income each year the excess, if any, of the fair market value of your Common Shares at the end of the taxable year over your adjusted basis in your Common Shares. You will also be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of your Common Shares over their fair market value at the end of the taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). Your basis in the Common Shares will be adjusted to reflect any such income or loss amounts. Any gain that you recognize on the sale or other disposition of your Common Shares would be ordinary income and any loss would be an ordinary loss to the extent of the net amount of previously included income as a result of the mark-to-market election and, thereafter, a capital loss.

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Your Common Shares will generally be treated as stock in a PFIC if we were a PFIC at any time during your holding period in your Common Shares, even if we are not currently a PFIC.

In addition, notwithstanding any election you make with regard to the Common Shares, dividends that you receive from us will not constitute qualified dividend income to you if we are a PFIC (or are treated as a PFIC with respect to you) either in the taxable year of the distribution or the preceding taxable year. Dividends that you receive that do not constitute qualified dividend income are not eligible for taxation at the preferential rates applicable to qualified dividend income. Instead, you must include the gross amount of any such dividend paid by us out of our accumulated earnings and profits (as determined for United States federal income tax purposes) in your gross income, and it will be subject to tax at rates applicable to ordinary income.

If you own shares during any year that we are a PFIC with respect to you, you may be required to file Internal Revenue Service (“IRS”) Form 8621.

U.S. Backup Withholding and Information Reporting

Backup withholding and information reporting requirements apply to certain payments of dividends on Common Shares to proceeds of the sale or redemption of Common Shares, to certain non-corporate holders of Common Shares that are U.S. persons. Information reporting generally will apply to payments of dividends on Common Shares and to proceeds from the sale or redemption of, Common Shares within the United States, or by a U.S. payor or U.S. middleman, to a holder of Common Shares that is a U.S. person (other than an exempt recipient, including a corporation, and certain other persons). The payor will be required to backup withhold on payments made within the United States, or by a U.S. payor or U.S. middleman, on Common Shares to a holder of Common Shares that is a U.S. person, other than an exempt recipient, such as a corporation, if the holder fails to furnish its correct taxpayer identification number or otherwise fails to comply with, or establish an exemption from, the backup withholding requirements.

Backup withholding is not an additional tax. You generally will be entitled to credit any amounts withheld under the backup withholding rules against your U.S. federal income tax liability provided the required information is furnished to the IRS in a timely manner.

Additionally, U.S. Holders that are individuals (and, to the extent provided in future regulations, certain entities) may be required to disclose information about their Common Shares on Form 8938 — Statement of Specified Foreign Financial Assets — if the aggregate value of their Common Shares and their “specified financial assets” exceeds US$50,000 (or other thresholds depending on the individual’s exact circumstances). Significant penalties can apply if a U.S. Holder fails to disclose its specified foreign financial assets. U.S. Holders should consult their own tax advisors regarding the possible implications of this legislation in their particular circumstances.

Foreign Account Tax Compliance Act

The Foreign Account Tax Compliance Act (commonly known as “FATCA”) imposes a reporting regime and a 30% withholding tax with respect to certain payments to any non-U.S. financial institution (a “foreign financial institution,” or “FFI” (as defined by FATCA)) that does not become a “Participating FFI” by entering into an agreement with the IRS to, among other things, provide the IRS with certain information in respect of its account holders and investors or is not otherwise exempt from or in deemed compliance with FATCA.

This withholding regime will apply to “foreign passthru payments” (a term not yet defined) no earlier than the date that is two years after the date on which final U.S. Treasury regulations defining the term foreign passthru payment are published in the Federal Register. In the case of “foreign passthru payments,” this withholding would potentially apply to payments in respect of our Common Shares that are not “grandfathered obligations.” A grandfathered obligation includes any obligation that is executed on or before the date that is six months after the date on which final U.S. Treasury regulations defining the term “foreign passthru payment” are filed with the Federal Register, and such obligation is not materially modified after such date.

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If an amount in respect of FATCA withholding were to be deducted or withheld from dividends, interest, principal or other payments made in respect of the Common Shares, neither we nor any paying agent nor any other person would be required to pay additional amounts as a result of the deduction or withholding. As a result, investors may receive less dividends, interest or principal than expected.

LIMITATIONS ON ENFORCEMENT OF U.S. LAWS AGAINST THE COMPANY, ITS MANAGEMENT AND OTHERS

We are a company incorporated under the BCBCA. Certain of our directors and executive officers, including certain of the persons who signed the registration statement, of which this prospectus forms a part, and some of the experts named in this document, reside outside the United States, and a portion of the Company’s assets and all or a substantial portion of the assets of such persons are located outside the United States. As a result, it may be difficult for United States investors to effect service of process within the United States upon such persons to enforce against them judgments of the courts of the United States predicated upon, among other things, the civil liability provisions of the federal securities laws of the United States. In addition, it may be difficult for United States investors to enforce, in original actions brought in courts in jurisdictions located outside the United States, among other things, civil liabilities predicated upon such securities laws.

There can be no assurance that United States investors will be able to enforce against the Company, its board of directors, officers or certain experts named herein who are residents of Canada or other countries outside the United States, any judgments in civil and commercial matters, including judgments under the federal securities laws. There is uncertainty with respect to whether a Canadian court would take jurisdiction on a matter of liability predicated solely upon United States federal securities laws, and uncertainty with respect to whether a Canadian court would enforce a foreign judgment on liabilities predicated upon the securities laws of the United States.

PLAN OF DISTRIBUTION

We, or the Selling Shareholders, may sell the Common Shares from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The Common Shares may be distributed from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Each prospectus supplement will indicate if the Common Shares offered thereby will be listed on any securities exchange.

Offers to purchase the Common Shares being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the Common Shares from time to time. Any agent involved in the offer or sale of our Common Shares will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the Common Shares being offered by this prospectus, the Common Shares will be sold to the dealer, as principal. The dealer may then resell the Common Shares to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the Common Shares being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the Common Shares to the public. In connection with the sale of the Common Shares, we, the Selling Shareholders or the purchasers of Common Shares for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the Common Shares to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase Common Shares as a principal, and may then resell the Common Shares at varying prices to be determined by the dealer.

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Any compensation paid to underwriters, dealers or agents in connection with the offering of the Common Shares, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the Common Shares may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the Common Shares may be deemed to be underwriting discounts and commissions. We, or the Selling Shareholders, may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

The Common Shares may or may not be listed on a national securities exchange. To facilitate the offering of Common Shares, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the Common Shares. This may include over-allotments or short sales of the Common Shares, which involve the sale by persons participating in the offering of more Common Shares than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the Common Shares by bidding for or purchasing Common Shares in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if Common Shares sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the Common Shares at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the Common Shares at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the Common Shares covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

We, or the Selling Shareholders, may engage in at-the-market offerings into an existing trading market in accordance with the Securities Act. In addition, we, or the Selling Shareholders, may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell Common Shares covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us, the Selling Shareholders or others to settle those sales or to close out any related open borrowings of Common Shares, and may use securities received from us or the Selling Shareholders in settlement of those derivatives to close out any related open borrowings of our Common Shares. In addition, we, or the Selling Shareholders, may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

We have agreed with Insight pursuant to the Registration Rights Agreement to use reasonable best efforts to keep the registration statement of which this prospectus forms a part effective until the “registrable securities” described thereunder have ceased to be registrable securities.

In connection with one or more offerings of the securities registered hereunder, we and certain of our directors, officers and/or stockholders may enter into lock-up agreements. Specific terms of the lock-up restrictions will be provided in the applicable prospectus supplements.

LEGAL MATTERS

Certain legal matters related to our Common Shares offered by this prospectus will be passed upon on our behalf by Gowling WLG (Canada) LLP, with respect to matters of Canadian law.

EXPERTS

The financial statements of The Real Brokerage Inc. incorporated by reference in this Prospectus, have been audited by Brightman Almagor Zohar & Co., a firm in the Deloitte global network, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

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The Real Brokerage Inc.

US$100,000,000 Common Shares and

45,000,000 Common Shares Offered by the Selling Shareholders

PROSPECTUS

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PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.	Indemnification of Directors and Officers

The Registrant is subject to the provisions of Part 5, Division 5 of the BCBCA.

Under Section 160 of the BCBCA, a company may, subject to Section 163 of the BCBCA:

(a)	indemnify an individual who:

(i)	is or was a director or officer of the company;

(ii)	is or was a director or officer of another corporation (A) at a time when such corporation is or was an affiliate of the company; or (B) at the company’s request; or

(iii)	at the company’s request, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity;

including, subject to certain specified exceptions, the heirs and personal or other legal representatives of that individual (collectively, an “eligible party”), against all eligible penalties, defined below, to which the eligible party is or may be liable; and

(b)	after final disposition of an eligible proceeding (defined below), pay the expenses (defined below) actually and reasonably incurred by an eligible party in respect of that proceeding, where, under Part 5, Division 5 of the BCBCA:

(i)	“eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding;

(ii)	“eligible proceeding” means a proceeding (defined below) in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the company or an associated corporation (A) is or may be joined as a party, or (B) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding;

(iii)	“expenses” includes costs, charges and expenses, including legal and other fees, but does not include judgments, penalties, fines or amounts paid in settlement of a proceeding; and

(iv)	“proceeding” includes any legal proceeding or investigative action, whether current, threatened, pending or completed.

Under Section 161 of the BCBCA, and subject to Section 163 of the BCBCA, a company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding if the eligible party: (a) has not been reimbursed for those expenses; and (b) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding. Under Section 162 of the BCBCA, and subject to Section 163 of the BCBCA, a company may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of the proceeding, provided that a company must not make such payments unless the company first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited under Section 163 of the BCBCA, the eligible party will repay the amounts advanced.

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Under Section 163 of the BCBCA, a company must not indemnify an eligible party or pay the expenses of an eligible party in respect of the foregoing, if any of the following circumstances apply:

(a)	if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, the company was prohibited from giving the indemnity or paying the expenses by its memorandum or Articles;

(b)	if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the company is prohibited from giving the indemnity or paying the expenses by its memorandum or Articles;

(c)	if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the company or the associated corporation, as the case may be; or

(d)	in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

Additionally, if an eligible proceeding is brought against an eligible party by or on behalf of the company or by or on behalf of an associated corporation, the company must neither indemnify the eligible party nor pay the expenses of the eligible party in respect of the proceeding.

Whether or not payment of expenses or indemnification has been sought, authorized or declined under Part 5, Division 5 of the BCBCA, Section 164 of the BCBCA provides that, on application of a company or an eligible party, the Supreme Court of British Columbia may do one or more of the following:

(a)	order a company to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;

(b)	order a company to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

(c)	order the enforcement of, or any payment under, an agreement of indemnification entered into by a company;

(d)	order the Corporation to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under Section 164 of the BCBCA; or

(e)	make any other order the court considers appropriate.

Section 165 of the BCBCA provides that a company may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the company or an associated corporation.

Under its Articles, and subject to the BCBCA, the Registrant must indemnify a director, former director or alternate director and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Registrant must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director and alternate director is deemed to have contracted with the Registrant on the above terms.

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Under the Registrant’s Articles, subject to any restrictions in the BCBCA, the Registrant may indemnify any person. The Registrant has entered into indemnity agreements with certain of its directors and officers.

Pursuant to the Articles, the failure of a director, alternate director or officer of the Registrant to comply with the BCBCA or the Registrant’s Notice of Articles, or, if applicable, any former Companies Act or former articles of the Registrant, does not invalidate any indemnity to which he or she is entitled under the Registrant’s Articles.

Under the Registrant’s Articles, the Registrant may purchase and maintain insurance for the benefit of any person (or his or her heirs or legal personal representatives) who:

●	is or was a director, alternate director, officer, employee or agent of the Registrant;

●	is or was a director, alternate director, officer, employee or agent of a corporation at a time when such corporation is or was an affiliate of the Registrant;

●	at the Registrant’s request, is or was, a director, alternate director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity; or

●	at the Registrant’s request, holds or held a position equivalent to that of, a director, alternate director or officer of a partnership, trust, joint venture or other unincorporated entity,

against any liability incurred by him or her as such director, alternate director, officer, employee or agent or person who holds or held such equivalent position.

The Registrant maintains directors’ and officers’ liability insurance which insures directors and officers for losses as a result of claims against the directors and officers of the Registrant in their capacity as directors and officers.

Insofar as indemnification for liabilities arising under the U.S. Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

Item 9.	Exhibits

The exhibit index attached hereto is incorporated herein by reference.

Item 10.	Undertakings

(a) The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” in the effective Registration Statement; and

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(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) To file a post-effective amendment to this Registration Statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial Statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20–F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3;

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this Registration Statement relating to the securities in this Registration Statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this Registration Statement or made in a document incorporated or deemed incorporated by reference into this Registration Statement or prospectus that is part of this Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this Registration Statement or prospectus that was part of this Registration Statement or made in any such document immediately prior to such effective date;

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(6) That, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities, the Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and (iv) any other communication that is an offer in the offering made by the Registrant to the purchaser.

(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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EXHIBIT INDEX

Exhibit Number	Description
1.1*	Form of Underwriting Agreement

4.1	Articles of the Real Brokerage Inc., dated as of February 27, 2018 (incorporated by reference to Exhibit 99.13 to the Company’s Registration Statement on Form 40-F (Accession No.: 0001062993-21-005023), as amended, filed with the SEC on May 25, 2021)

4.2	Notice of Articles of the Real Brokerage Inc., dated as of June 5, 2020 (incorporated by reference to Exhibit 99.12 to the Company’s Registration Statement on Form 40-F (Accession No.: 0001062993-21-005023), as amended, filed with the SEC on May 25, 2021)

5.1	Opinion of Gowling WLG (Canada) LLP

23.1	Consent of Brightman Almagor Zohar & Co., Certified Public Accountants, (a firm in the Deloitte Global Network)

23.2	Consent of Gowling WLG (Canada) LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page to this Registration Statement)

107	Calculation of Filing Fee Tables

*	To be filed, if necessary, after effectiveness of this Registration Statement by an amendment thereto or incorporated by reference from documents filed or to be filed with the SEC under the Exchange Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, Florida, on October 16, 2024.

The Real Brokerage Inc.

By:	/s/ Tamir Poleg
Tamir Poleg
Chief Executive Officer

By:	/s/ Michelle Ressler
Michelle Ressler
Chief Financial Officer

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POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Tamir Poleg, Michelle Ressler and Alexandra Lumpkin as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this Registration Statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agent or either of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Tamir Poleg	Chief Executive Officer and Director	October 16, 2024
Tamir Poleg	(Principal Executive Officer)

/s/ Michelle Ressler	Chief Financial Officer	October 16, 2024
Michelle Ressler	(Principal Financial Officer)

/s/ Jessica Giri	Controller	October 16, 2024
Jessica Giri	(Principal Accounting Officer)

/s/ Vikki Bartholomae	Director	October 16, 2024
Vikki Bartholomae

/s/ Guy Gamzu	Director	October 16, 2024
Guy Gamzu

/s/ Larry Klane	Director	October 16, 2024
Larry Klane

/s/ Atul Malhotra, Jr.	Director	October 16, 2024
Atul Malhotra, Jr.

/s/ Laurence Rose	Director	October 16, 2024
Laurence Rose

/s/ Susanne Sandler	Director	October 16, 2024
Susanne Sandler

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Signature of Authorized Representative in the United States

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States, The Real Brokerage Inc., has signed this Registration Statement in the city of Miami, State of Florida, on October 16, 2024.

Authorized U.S. Representative

By:	/s/ Alix Lumpkin
Alix Lumpkin

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